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                         ICN Pharmaceuticals, Inc.
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Following is the text of a press release issued by ICN Pharmaceuticals, Inc.
on May 8, 2001:

ICN PHARMACEUTICALS REPORTS SCHERING-PLOUGH SUBMITS NEW DRUG APPLICATION IN JAPAN (J-NDA) FOR REBETOL(R) IN COMBINATION WITH INTERFERON ALFA-2B FOR CHRONIC HEPATITIS C

COSTA MESA, Calif., May 8 /PRNewswire/ -- ICN Pharmaceuticals, Inc. (NYSE:
ICN - news) said that Schering-Plough Corporation (NYSE: SGP - news) today announced that Schering-Plough K.K., the company's subsidiary in Japan, has submitted a New Drug Application (J-NDA) to the Ministry of Health, Labor and Welfare (MHLW) seeking marketing approval for REBETOL(R) (ribavirin) Capsules for use in combination with interferon alfa-2b (recombinant) injection (INTRON(R) A) for the treatment of chronic hepatitis C. Upon approval, REBETOL and INTRON A will be the first combination therapy approved in Japan for treating patients with chronic hepatitis C.

REBETOL is an oral formulation of ribavirin, which was discovered and developed by scientists at ICN Pharmaceuticals as a synthetic nucleoside analog with broad-spectrum antiviral activity. Schering-Plough has exclusive worldwide rights to market oral ribavirin for hepatitis C through a licensing agreement with ICN Pharmaceuticals.

Schering-Plough K.K. currently markets INTRON(R)A in Japan as monotherapy for chronic hepatitis C, chronic hepatitis B and several cancer indications.

It is estimated that hepatitis C affects some 2 million people in Japan, according to MHLW. It is the leading cause of chronic liver disease, cirrhosis and hepatocellular carcinoma in Japan, and is associated with an estimated 40,000 to 50,000 deaths there annually. Hepatitis C is one of the most common reasons for liver transplant in major world markets, according to a study conducted by the World Health Organization (WHO).

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

ICN is an innovative, research-based global pharmaceutical company that manufactures, markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on ICN's website at http://www.icnpharm.com.